Exhibit 1.01

CONFLICT MINERALS REPORT
NETGEAR, INC.
In accordance with Rule 13p-1 under the Securities Exchange Act of 1934 for the Calendar Year Ended December 31, 2017

Introduction

Rule 13p-1 was adopted by the United States Securities and Exchange Commission ("SEC") to implement reporting and disclosure requirements related to Conflict Minerals as directed by Section 1502 of the Dodd Frank Wall Street Reform and Consumer Protection Act of 2010. Rule 13p-1 imposes certain reporting obligations on SEC registrants whose products contain Conflict Minerals necessary to the functionality or production of their products. Conflict Minerals are defined by Rule 13p-1 as (A) cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tungsten, tantalum, and gold (collectively, “3TG”); or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Covered Countries (as defined below).

If a registrant has reason to believe that any 3TGs in their supply chain may have originated in the Democratic Republic of the Congo (DRC) or an adjoining country ("Covered Countries"), or if they are unable to determine the country of origin of the 3TGs in their products, or that their products are manufactured entirely from recycled and scrap sources, then the issuer must exercise due diligence on the source and chain of custody of the 3TGs. The registrant must annually submit a Form SD and Conflict Minerals Report ("CMR") to the SEC that includes a description of those due diligence measures. NETGEAR, Inc. ("NETGEAR" or the "Company") has determined that 3TGs are necessary to the functionality or production of some of its products during the 2017 calendar year and therefore, is required to perform due diligence and file this report annually. This report is NETGEAR's CMR for the reporting calendar year ended December 31, 2017.

This report is not audited, as Rule 13p-1 and current SEC guidance provide that if the registrant is not declaring products as "DRC Conflict Free," the CMR is not subject to an independent private sector audit.

Section 1 - Company Overview

NETGEAR was incorporated in Delaware in January 1996. The Company is a global networking company that delivers innovative products to consumers, businesses and service providers. The Company's products are built on a variety of proven technologies such as wireless (WiFi and LTE), Ethernet and powerline, with a focus on reliability and ease-of-use. The product line consists of wired and wireless devices that enable networking, broadband access and network connectivity. These products are available in multiple configurations to address the needs of the end-users in each geographic region in which the Company's products are sold. NETGEAR utilizes contract manufacturers, original design manufacturers and component vendors to supply components, assemblies and finished products.

NETGEAR’s internet address is www.netgear.com. This CMR will be posted on the Company’s website with other SEC filings under About Us/Investor Relations as soon as reasonably practicable after it is electronically filed with the SEC.

1.1 NETGEAR Products

NETGEAR's product portfolio is comprised of the following product categories:

•	Ethernet switches, which are multiple port devices used to network computing devices and peripherals via Ethernet wiring;

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Wireless controllers and access points, which are devices used to manage and control multiple WiFi base stations on a campus or a facility providing WiFi connections to smart phones, tablets, laptops and other computing devices;

•	Internet security appliances, which provide Internet access through capabilities such as anti-virus and anti-spam;

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Unified storage, which delivers file and block based data into a single shared storage system, meeting the demands of small enterprises, education, hospitality and health markets through an easy-to-use interface for managing multiple storage protocols;

•	Broadband modems, which are devices that convert the broadband signals into Ethernet data that feeds Internet into homes and offices;

•	WiFi Gateways, which are WiFi routers with an integrated broadband modem, for broadband Internet access;

•	WiFi Hotspots, which create mobile WiFi Internet access that utilizes 3G and 4G LTE data networks for use on the go, and at home in place of traditional wired broadband, Internet access;

•	WiFi routers, which create a local area network (LAN) for home or office computer, mobile and Smart Home devices to connect and share a broadband Internet connection;

•	WiFi range extenders, which extend the range of an existing WiFi network to eliminate WiFi dead spots;

•	Powerline adapters and bridges, which extend wired and WiFi Internet connections to any AC outlet using existing electrical wiring;

•	Remote video security systems, which provide WiFi video and audio monitoring and recordings, accessible by smart phones, tablets or PCs and MACs; and

•	WiFi network adapters, which enable computing devices to be connected to the network via WiFi.

We conducted an analysis of NETGEAR products and found that small quantities of 3TG, necessary to their functionality or production, are found in substantially all NETGEAR products.

1.2 Conflict Minerals Report

For all product categories listed under 1.1, we have been unable to conclusively determine the origin of the 3TGs that our products contain, or to conclusively determine to what extent they come from recycled or scrap sources; the facilities used to process them; their country of origin; or their mine or location of origin. Our suppliers reported at broad levels, often with the declaration scope as “Company” in their Conflict Minerals Reporting Template (“CMRT”).

This report describes our Reasonable Country of Origin Inquiry (“RCOI”) efforts, the due diligence measures we took on the 3TG source and chain of custody, the results of our due diligence efforts, expected risk assessment and mitigation steps.

1.3 Conflict Minerals Policy

NETGEAR has published its conflict minerals policy on its webpage located at:
http://www.netgear.com/images/conflict_minerals_policy_statement.pdf

Section 2 - Reasonable Country of Origin Inquiry (“RCOI”)

To determine whether the necessary 3TG in our products originated in Covered Countries, we first needed to determine the scope of our Conflict Minerals program. As determined and explained above, NETGEAR has determined that nearly all of its products contain one or more 3TGs and therefore, we determined that all Tier 1* suppliers of such products should be surveyed on the sourcing of those 3TGs.

*NETGEAR’s definition of Tier 1 Supplier - ODM (Original Design Manufacturer), CM (Contract Manufacturer) and NETGEAR’s AVL (Approved Vendor List) with whom NETGEAR has directly negotiated the price of goods & services and has direct control or business relationship, but excluding the following suppliers: Plastics and software suppliers; Packaging suppliers; and Suppliers whose materials declarations confirm gold, tantalum, tin and tungsten are not contained in the applicable component.

NETGEAR utilized the CMRT version 5.01 or higher to conduct a survey of all in scope suppliers. The CMRT is a free, standardized reporting template developed by the Responsible Minerals Initiative that is known as the industry standard in conflict minerals data collection. During the supplier survey process, we contacted all Tier 1 suppliers and required that they complete a valid CMRT and provide it to the Company for assessment.

On an average, NETGEAR direct suppliers were contacted at least 3 times through email and/or phone call for follow up on their CMRT submission or for clarifying any questions that NETGEAR Conflict Minerals Program team or their designated 3rd party may have had. NETGEAR’s Conflict Minerals Program team was also in-charge of all the communication with direct suppliers.

NETGEAR Conflict Minerals Team and their third party service provider also hosted training and Q&A session for all its direct suppliers to address their queries related to Conflict Minerals program and NETGEAR expectations.

We received completed CMRTs from 57 in scope suppliers. Once all CMRTs were collected they were evaluated using automated data validation. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on their answers to questions 1 through 6.

All submitted forms are accepted and classified as valid or invalid so that data is still retained. As of March 7, 2018 there was no invalid supplier submission that could not be corrected.

Based on the RCOI, we had reason to believe that some of the 3TGs may have originated from the Covered Countries. Therefore, in accordance with the Rule, the Company performed due diligence on the source and chain of custody of the 3TGs in question.

Section 3 - Conflict Minerals Due Diligence Program Design

NETGEAR’s conflict minerals due diligence program is designed to conform in all material aspects with the framework recommended by the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, also known as OECD Guidance, as it relates to NETGEAR’s supply chain position as a “downstream” or finished product manufacturer and purchaser.

Summarized below are the components of Company’s program as they relate to the five-step framework set forth in the OECD Guidance:

3.1 Establish strong company management systems

•	Adopted and publicly communicated a conflict minerals company policy which is posted on NETGEAR website at http://www.netgear.com/images/conflict_minerals_policy_statement.pdf

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As a member of the RBA (Responsible Business Alliance, previously known as the EICC or the Electronic Industry Citizenship Coalition), required that our suppliers and contract manufacturers acknowledge and implement the RBA’s Code of Conduct, which includes an obligation to conduct due diligence regarding conflict minerals.

•	Assembled internal conflict minerals team, with representation from NETGEAR’s Operations, Legal, Procurement, Finance and Internal Audit.

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Established a system of control through the use of Supplier Code of Conduct and transparency over NETGEAR’s conflict minerals supply chain by engaging first-tier suppliers and requesting relevant information through the use of a third-party supplier management vendor which utilized due diligence tools created by the Responsible Minerals Initiative (“RMI”), including the CMRT.

•	Provided updates on our conflict minerals due diligence progress and status to certain members of NETGEAR’s senior management.

•	Educated and trained those personnel responsible to work on NETGEAR’s Conflict Minerals Program. This includes internal team members and suppliers.

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Established a grievance mechanism to allow employees, suppliers, and others to report suspected non-compliance with legal requirement and/or suspected non-compliance with NETGEAR’s Code of Ethics and Supplier Code of Conduct. These policies are publically available at http://www.netgear.com/about/corporate-social-responsibility/ethics/

•	Established an internal audit to review conflict minerals due diligence process against NETGEAR’s documented procedure and data accuracy in NETGEAR CMRT.

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Identified business records relating to conflict minerals due diligence, including records of due diligence processes, findings and resulting decisions, that will be retained in accordance with our records retention policies.

3.2 Identify and manage risk in the supply chain

•	Identified relevant Tier 1 suppliers that supplied products containing 3TG.

•	Requested such suppliers to provide information regarding smelters or refiners in our supply chain by using the CMRT.

•	Reviewed supplier responses for completeness and accuracy.

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Risks were identified by assessing the due diligence practices of smelters and refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations.

•	Compared information in supplier responses with the list of 3TG processing facilities that received a “conflict-free” designation, produced by the RMAP (Responsible Minerals Assurance Process).

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Each facility that meets the RMI definition of a smelter or refiner of a 3TG is assessed according to red flag indicators defined in the OECD Guidance. To determine the level of risk that each smelter posed to the supply chain the Company assessed three criteria: geographic proximity to the Covered Countries, RMAP audit status, and credible evidence of unethical or conflict sourcing.

•	Contacted non-responsive suppliers, requesting their responses.

•	Provided suppliers with feedback on responses containing errors, inconsistencies or incomplete information and encouraged them to resubmit a valid response.

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Evaluated suppliers on the strength of their internal conflict minerals programs. When suppliers meet or exceed the below criteria (yes to all four questions) they are deemed to have a strong program. When they do not meet those criteria they are deemed to have a weak program. The criteria used to evaluate the strength of their programs are based on these four questions in the CMRT:

•	Have you established a conflict minerals sourcing policy?

•	Have you implemented due diligence measures for conflict-free sourcing?

•	Do you review due diligence information received from your suppliers against your company’s expectations?

•	Does your review process include corrective action management?

3.3 Design and implement a strategy to respond to risk

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Conducted regular conflict minerals team meetings to review, among other things, NETGEAR’s conflict minerals program, any potential or actual risks identified during due diligence, and the status of supplier responses.

•	Reported progress on a quarterly basis to our Senior Vice President, Worldwide Operations & Support.

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Identified high risk smelters in NETGEAR’s supply chain by using smelter database from the RMI that includes information on smelter’s chain of custody of minerals. NETGEAR’s smelter risk calculation is based on 3 criteria:

•	Geographic proximity to the DRC and covered countries;

•	RMAP audit status; and

•	Credible evidence of unethical or conflict sourcing.

•	Through the use of the Company’s third party service provider, contacted non-RMAP facilities to encourage them to join the program and undergo an audit

•	Implemented an escalation plan for non-responsive suppliers and/or address incomplete or inaccurate supply chain information.

•	Requested that certain suppliers remove specific smelters or refiners from their supply chain that we deemed to be high-risk or invalid.

•	Engaged any suppliers whom we have reason to believe are supplying the Company with 3TGs from sources that may be considered a red-flag and encourage them to establish alternative sources of 3TGs.

•	Informed non-responsive suppliers that we will assess, and potentially withhold, future business with them if they do not provide their supply chain conflict minerals information using the CMRT.

•	Conducted Conflict Minerals Program due diligence process audit of NETGEAR’s ODM partners.

3.4 Audit of smelter/refiner’s due diligence practices

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Relied on the RMAP, the London Bullion Market Association, and the Responsible Jewellery Council to coordinate third-party audits of smelters and refiners to validate the sourcing practices of such facilities in our supply chain.

•	Provided indirect financial support for such third-party audits through our continued membership in the RBA and RMI.

•	Participated in RBA & RMI work groups, including smelter engagement and outreach.

3.5 Report annually on supply chain due diligence

•	Publicly communicated Conflict Minerals Policy on company website at http://www.netgear.com/images/conflict_minerals_policy_statement.pdf

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Filed our Form SD for the reporting period from January 1, 2017 to December 31, 2017, including this Conflict Minerals Report, with the Securities Exchange Commission and made it available on the Investor Relations pages of our website at http://investor.netgear.com/sec.cfm

•	Reported supply chain smelter information in this Conflict Minerals Report.

The content of any website referred to in this report is included for general information only and is not incorporated by reference in this report.

Section 4 - Due Diligence Results

NETGEAR does not have direct contractual relationships with smelters and refiners, therefore, we relied on our direct suppliers and the entire supply chain to gather and provide specific information on 3TGs used in NETGEAR products.

4.1 Survey Results

In 2017, NETGEAR conducted supply chain surveys, using the CMRT, of Tier 1 suppliers that we identified may contribute necessary 3TGs in our products. NETGEAR surveyed 57 Tier 1 suppliers and the results of our supply chain survey and the conclusion of our reasonable country of origin inquiry are as follows:

•	100% of NETGEAR surveyed suppliers provided a response using accepted version of the CMRT.

•	None of the 57 CMRTs collected have been deemed invalid.

•	The surveyed suppliers identified 314 legitimate smelters and refiner facilities which may process the necessary 3TGs contained in the products manufactured.

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Of these 314 smelters and refiners, 249 are validated as conflict free by RMI, and, based on information provided by the RMI through RMAP, a further 12 have agreed to undergo or are currently undergoing a third-party audit.

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We know or have reason to believe that a portion of the minerals processed by 20 of these 314 smelters and refiners may have originated in the Covered Countries and are not solely from recycled or scrap sources.

Attached as Table A is a list of all legitimate smelters and refiners listed by our suppliers in their CMRTs that appear on the list maintained by the RMI. Since many of the CMRTs we received from suppliers were made at the company level bases, rather than on a product-level basis, we are not able to identify which smelters or refiners listed in Table A actually processed the 3TGs contained in our products. Therefore, the list of processing smelters and refiners disclosed in Table A may contain more facilities than those that actually processed the minerals contained in our products.

A list of potential countries of origin of from which the reported smelters and refiners collectively source from is provided in Table B. As with the list of smelters and refiners, many responses were provided at the company level and therefore, this list of countries may contain more than those that our products are being sourced from.

NETGEAR developed a point based supplier risk assessment system, specifically for our Conflict Minerals Program, to assess supplier risks based on multiple criteria. Of the 57 Tier 1 suppliers, no supplier received a risk score that is less than NETGEAR’s benchmark score.

Section 5 - Risk Mitigation and Due Diligence Improvement Plan

5.1 Inherent limitation on due diligence measures

Because of our manufacturing business model, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals in the products we contract to have manufactured. Given our place in the supply chain, we have no direct relationships with smelters, refiners, and therefore possess no independent means of determining the source and origin of conflict mineral ores processed by smelters or refiners.

Our due diligence processes are based on the necessity of seeking data from our suppliers and component manufacturers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. We also rely, to a large extent, on information collected and provided by independent third-party audit programs.

5.2 Steps to be taken to mitigate risk and improve Due Diligence Process

We intend to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary conflict minerals in our products could benefit armed groups in the DRC or adjoining countries:

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Continue to work with the RMI and/or other relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance and/or other SEC recognized framework.

•	Engage with Tier 1 suppliers supplying us with 3TG from sources that support conflict in any covered country to establish an acceptable alternative source of 3TG.

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Increase the emphasis on clean and validated smelter and refiner information from our supply chain as the list of conflict-free smelters and refiners grows and more smelters and refiners declare their intent to enroll in the program.

•	Emphasize the need for cooperation and support by our Tier 1 suppliers by implementing more direct Netgear-led escalations throughout the program.

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Encourage our suppliers to have due diligence procedures in place for their supply chains to improve the content of the responses from such suppliers and follow up with suppliers who appear to have gaps in their internal processes for conflict minerals.

•	Engage with our suppliers more closely and provide suppliers with more information and training resources regarding responsible sourcing of 3TGs.

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Work more closely with our third party conflict minerals service provider to obtain CMRTs on a product-specific basis to enable us to determine which smelters and refiners actually process 3TGs contained in our products.

•	Engage Tier 1 suppliers to encourage smelters or refiners in supply chain, not yet identified by the RMAP or equivalent independent third-party audit, to undergo smelter audits and verify compliance.

•	Support our third party service provider in their smelter due diligence activities by signing a letter to be sent to smelters who have yet to enroll in RMAP, encouraging them to do so.

Table A
Smelter & Refiners Reported to be in Supply Chain of NETGEAR

Below list of smelters and refiners have been identified by our Tier 1 suppliers and may have been used in processing of necessary 3TGs contained in NETGEAR products:

Metal	Smelter or Refiner Facility Name	Location of Facility
Gold	Abington Reldan Metals, LLC	UNITED STATES
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Gujarat Gold Centre	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA

Metal	Smelter or Refiner Facility Name	Location of Facility
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	HeeSung	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Italpreziosi	ITALY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	L'Orfebre S.A.	ANDORRA
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Marsam Metals	BRAZIL
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Morris and Watson Gold Coast	AUSTRALIA

Metal	Smelter or Refiner Facility Name	Location of Facility
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP S.A.	SWITZERLAND
Gold	Pease & Curren	UNITED STATES
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Safimet Spa. (Gold refiners)	Italy
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	SungEel HiTech	KOREA, REPUBLIC OF
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA

Metal	Smelter or Refiner Facility Name	Location of Facility
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	KEMET Blue Powder	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining & Smelting	JAPAN

Metal	Smelter or Refiner Facility Name	Location of Facility
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Power Resources Ltd.	MACEDONIA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES

Metal	Smelter or Refiner Facility Name	Location of Facility
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN
Tin	Soft Metais Ltda.	BRAZIL
Tin	Super Ligas	Brazil
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA

Metal	Smelter or Refiner Facility Name	Location of Facility
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Haichuang Tungsten Industry Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA

Metal	Smelter or Refiner Facility Name	Location of Facility
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

Table B

Countries of Origin

Below is the list of country of origin for the conflict minerals as a result of the RCOI, includes but may not be limited to:

•
Level 1 countries - countries of origin that are not identified as conflict regions or plausible countries for the export, smuggling or transit of conflict minerals, namely, Argentina, Australia, Austria, Belgium, Brazil, Canada, Chile, China, Columbia, Cote D’Ivoire, Czech Republic, Djibouti, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungry, India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Lao People’s Democratic Republic, Luxembourg, Madagascar, Malaysia, Mongolia, Myanmar, Namibia, Netherlands, Nigeria, Peru, Plurinational State of Bolivia, Portugal, Republic of Korea, Russian Federation, Sierra Leone, Singapore, Slovakia, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom of Great Britain, United States of America, Vietnam and Zimbabwe.

•	Level 2 countries - countries of origin that are known or plausible countries for the export, smuggling or transit of conflict minerals, namely, Kenya, Mozambique and South Africa.

•
Level 3 countries - countries of origin that are the DRC or its adjoining countries, namely, the DRC, Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Uganda, United Republic of Tanzania and Zambia.

•	Recycled/Scrap - smelters or refiners that only process recycled or scrap materials.